Exhibit 99.1

Third Quarter 2012
Earnings Release
and Supplemental Information

ACC5 & ACC6 Data Centers
Ashburn, VA

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005 (202) 728-0044 www.dft.com NYSE: DFT	Investor Relations Contacts: Mr. Mark L. Wetzel EVP, CFO & Treasurer mwetzel@dft.com (202) 728-0033	Mr. Christopher A. Warnke Manager, Investor Relations investorrelations@dft.com (202) 478-2330

Third Quarter 2012 Results

Table of Contents
Earnings Release	1-4
Consolidated Statements of Operations	5
Reconciliations of Net Income to Funds From Operations and Adjusted Funds From Operations	6
Consolidated Balance Sheets	7
Consolidated Statements of Cash Flows	8
Operating Properties	9
Lease Expirations	10
Development Projects	11
Debt Summary and Debt Maturity	12
Selected Unsecured Debt Metrics and Capital Structure	13
Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	14
2012 Guidance	15

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding the company's business, as further discussed within this press release supplement. These financial measures, which include Funds From Operations, Adjusted Funds From Operations, Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net income, earnings per share or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

NEWS

DUPONT FABROS TECHNOLOGY, INC. REPORTS THIRD QUARTER 2012 RESULTS
Revenues up 16%
ACC6 Phase I 100% Leased

WASHINGTON, DC, -- October 24, 2012 - DuPont Fabros Technology, Inc. (NYSE: DFT) today reported results for the quarter ended September 30, 2012. All per share results are reported on a fully diluted basis.
Highlights

•
As of today, the company's overall operating portfolio is 85% leased with the stabilized portfolio at 96% leased, and the three properties remaining in the non-stabilized portfolio at 55% leased. In the development portfolio, ACC6 Phase II is 67% pre-leased.

•	Third quarter 2012 activity:

•	Signed two leases totaling 3.47 megawatts (“MW”) and 18,116 raised square feet.

•	Commenced four leases totaling 5.85 MW and 30,369 raised square feet.

•	Extended the maturity of three leases totaling 9.91 MW and 68,687 raised square feet by a weighted average of 6.6 years. These leases were originally scheduled to expire from 2013 to 2017.

•	Subsequent to the third quarter:

•	Extended the maturity of one lease totaling 13.90 MW and 80,000 raised square feet by 8.2 years. This lease was originally scheduled to expire from 2016 to 2018.

Hossein Fateh, President and Chief Executive Officer, said “We continue to remain focused on leasing up our available inventory in all of our markets, with ACC6 Phase I in Ashburn, Virginia now 100% leased. In addition, we made significant progress on extending the lease maturity with three important tenants which includes the extension of the entire ACC3 lease through 2024 to 2026. As of today, leases that represent less than 15% of our annualized base rent are scheduled to expire prior to January 2017.”

Third Quarter 2012 Results
For the quarter ended September 30, 2012, the company reported earnings of $0.11 per share compared to $0.22 per share for the third quarter of 2011. The decrease of $0.11 in earnings per share is primarily due to lower capitalized interest and higher preferred dividends. Revenues increased 16%, or $11.6 million, to $85.4 million for the third quarter of 2012 over the third quarter of 2011. The increase in revenues is primarily due to new leases commencing at our non-stabilized properties partially offset by one lease that expired on April 30, 2012.

Funds from Operations (“FFO”) for the quarter ended September 30, 2012 was $0.38 per share compared to $0.44 per share for the third quarter of 2011. The decrease of $0.06 per share is primarily due to:

•
Higher operating income, excluding depreciation, of $0.06 per share (primarily due to new leases commencing of $0.12 per share offset by unreimbursed property operating expenses, real estate taxes and insurance related to the properties that are not fully leased of $0.06 per share).

•	Higher fixed charges of $0.12 per share (lower capitalized interest expense of $0.10 per share and additional preferred dividends of $0.02 per share).

Nine Months Ended September 30, 2012 Results
For the nine months ended September 30, 2012, the company reported earnings of $0.30 per share compared to $0.59 per share for the year ago period. The decrease of $0.29 in earnings per share is primarily due to lower capitalized interest and higher preferred dividends. Revenues increased 16%, or $33.4 million, to $246.5 million for the nine months ended September 30, 2012 over the year ago period. The increase in revenues is primarily due to new leases commencing at our non-stabilized properties partially offset by one lease that expired on April 30, 2012.

FFO for the nine months ended September 30, 2012 was $1.10 per share compared to $1.24 per share for the year ago period. The decrease of $0.14 per share is primarily due to:

•
Higher operating income, excluding depreciation, of $0.17 per share (primarily due to new leases commencing of $0.29 per share offset by unreimbursed property operating expenses, real estate taxes and insurance of $0.12 per share).

•	Higher fixed charges of $0.31 per share (lower capitalized interest expense of $0.25 per share and additional preferred dividends of $0.06 per share).

Portfolio Update
During the third quarter 2012, the company:

•	Signed two leases totaling 3.47 MW and 18,116 raised square feet with an average lease term of 5.5 years.

•	One lease was at ACC6 Phase I totaling 2.17 MW and 9,966 raised square feet. This lease commenced in the third quarter of 2012.

•	One lease was at CH1 Phase II totaling 1.30 MW and 8,150 raised square feet. This lease commenced in the third quarter of 2012.

•	Extended the maturity of three leases totaling 9.91 MW and 68,687 raised square feet by a weighted average of 6.6 years.

•	One lease was at VA3 totaling 2.60 MW and 27,436 raised square feet. This lease was extended from a maturity date of 2013 to maturing in two increments in 2017 and 2020.

•	One lease was at CH1 totaling 3.90 MW and 24,851 raised square feet. This lease was extended from maturities ranging from 2015 to 2017 to maturities ranging from 2022 to 2024.

•	One lease was at ACC5 totaling 3.41MW and 16,400 raised square feet. This lease was extended from maturities ranging from 2015 to 2017 to maturities ranging from 2022 to 2024.

•	Subsequent to the third quarter, the company extended the lease at ACC3 totaling 13.90 MW and 80,000 raised square feet by 8.2 years.

Year-to-date, the company:

•
Signed nine leases totaling 27.86 MW and 139,713 raised square feet with an average lease term of 11.4 years as compared to thirteen leases, 23.62 MW and 125,716 raised square feet for the prior year earnings release period.

•	Commenced thirteen leases totaling 30.89 MW and 162,855 raised square feet as compared to eleven leases, 13.46 MW and 65,093 raised square feet for the prior year earnings release period.

•
Signed four lease extensions totaling 23.81 MW and 148,687 raised square feet for a weighted average additional 7.5 years as compared to one lease extension, 9.60 MW and 90,000 raised square feet for the prior year earnings release period.

2012 Guidance
The company is tightening its 2012 FFO guidance range to $1.48 to $1.52 per share from $1.47 to $1.54 per share. The 2012 updated lower end of the guidance range assumes no additional leases commencing this year.

The company has established an FFO guidance range of $0.38 to $0.42 per share for the fourth quarter of 2012.

Third Quarter 2012 Conference Call and Webcast Information
The company will host a conference call to discuss these results on Thursday, October 25, 2012 at 10:00 a.m. ET. To access the live call, please visit the Investor Relations section of the company's website at www.dft.com or dial 1-800-860-2442 (domestic) or 1-412-858-4600 (international). A replay will be available for seven days by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) using passcode 10019215. The webcast will be archived on the company's website for one year at www.dft.com on the Presentations & Webcasts page.

Fourth Quarter 2012 Conference Call
DuPont Fabros Technology, Inc. expects to announce fourth quarter 2012 results on Tuesday, February 5, 2013 and to host a conference call to discuss those results at 10:00 a.m. ET on Wednesday, February 6, 2013.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a leading owner, developer, operator and manager of large multi-tenant wholesale data centers. The Company's facilities are designed to offer highly specialized, efficient, carrier-neutral and safe computing environments in a low-cost operating model. The Company's customers outsource their mission critical applications and include national and international enterprises across numerous industries, such as technology, Internet content providers, media, communications, cloud-based, healthcare and financial services.  The Company's ten data centers are located in four major U.S. markets, which total 2.4 million gross square feet and 205 megawatts of available critical load to power the servers and computing equipment of its customers. DuPont Fabros Technology, Inc., a real estate investment trust (REIT) is headquartered in Washington, DC.  For more information, please visit www.dft.com.

Forward-Looking Statements
Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the company's control. The company faces many risks that could cause its actual performance to differ materially from the results contemplated by its forward-looking statements, including, without limitation, the risk that its assumptions underlying its full year and fourth quarter 2012 FFO guidance are not realized, the risks related to the leasing of available space to third-party tenants, including delays in executing new leases and failure to negotiate leases on terms that will enable it to achieve its expected returns, the risk that the company may be unable to obtain new financing on favorable terms to facilitate, among other things, future development projects, the risks commonly associated with construction and development of new facilities (including delays and/or cost increases associated with the completion of new developments), risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risk that the company will not declare and pay dividends as anticipated for 2012 and the risk that the company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the company files with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2011 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, contain detailed descriptions of these and many other risks to which the company is subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, the company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management's expectations and intentions only as of the date of this press release. The company assumes no responsibility to issue updates to the contents of this press release.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenues:
Base rent	$56,641	$48,422	$165,584	$144,125
Recoveries from tenants	27,759	24,585	77,573	67,052
Other revenues	1,046	777	3,329	1,862
Total revenues	85,446	73,784	246,486	213,039
Expenses:
Property operating costs	24,524	21,526	70,360	58,372
Real estate taxes and insurance	4,631	1,285	9,215	4,464
Depreciation and amortization	22,531	18,396	66,885	54,600
General and administrative	3,973	3,834	13,714	12,516
Other expenses	734	441	2,146	958
Total expenses	56,393	45,482	162,320	130,910
Operating income	29,053	28,302	84,166	82,129
Interest income	33	71	112	474
Interest:
Expense incurred	(11,934)	(3,928)	(36,471)	(17,106)
Amortization of deferred financing costs	(874)	(490)	(2,677)	(1,636)
Net income	16,278	23,955	45,130	63,861
Net income attributable to redeemable noncontrolling interests – operating partnership	(2,181)	(4,435)	(5,757)	(12,203)
Net income attributable to controlling interests	14,097	19,520	39,373	51,658
Preferred stock dividends	(6,811)	(5,572)	(20,241)	(15,301)
Net income attributable to common shares	$7,286	$13,948	$19,132	$36,357
Earnings per share – basic:
Net income attributable to common shares	$0.11	$0.22	$0.30	$0.59
Weighted average common shares outstanding	62,994,500	61,973,869	62,820,979	60,912,532
Earnings per share – diluted:
Net income attributable to common shares	$0.11	$0.22	$0.30	$0.59
Weighted average common shares outstanding	63,881,663	62,983,474	63,727,131	61,987,534
Dividends declared per common share	$0.15	$0.12	$0.42	$0.36

DUPONT FABROS TECHNOLOGY, INC.
RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)
(unaudited and in thousands except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Net income	$16,278	$23,955	$45,130	$63,861
Depreciation and amortization	22,531	18,396	66,885	54,600
Less: Non real estate depreciation and amortization	(251)	(198)	(785)	(600)
FFO	38,558	42,153	111,230	117,861
Preferred stock dividends	(6,811)	(5,572)	(20,241)	(15,301)
FFO attributable to common shares and OP units	$31,747	$36,581	$90,989	$102,560
Straight-line revenues	(5,598)	(6,566)	(16,824)	(29,518)
Amortization of lease contracts above and below market value	(763)	(829)	(2,595)	(1,900)
Compensation paid with Company common shares	1,660	1,510	5,333	4,433
AFFO	$27,046	$30,696	$76,903	$75,575
FFO attributable to common shares and OP units per share - diluted	$0.38	$0.44	$1.10	$1.24
AFFO per share - diluted	$0.33	$0.37	$0.93	$0.92
Weighted average common shares and OP units outstanding - diluted	82,713,851	82,474,712	82,630,663	82,433,216

(1) Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, impairment charges on depreciable real estate assets and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company also presents FFO attributable to common shares and OP units, which is FFO excluding preferred stock dividends. FFO attributable to common shares and OP units per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.
The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO may be used by investors as a basis to compare the Company's operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company's properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company's properties, all of which have real economic effects and could materially impact the Company's results from operations, the utility of FFO as a measure of the Company's performance is limited.
While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company's FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of the Company's liquidity, nor is it indicative of funds available to meet the Company's cash needs, including its ability to pay dividends or make distributions.
The Company also presents FFO with supplemental adjustments to arrive at Adjusted FFO (“AFFO”). AFFO is FFO attributable to common shares and OP units excluding straight-line revenue, non-cash stock based compensation, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization and early extinguishment of debt costs. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund the Company's cash needs including the Company's ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. The Company's management uses AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands except share data)

	September 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Income producing property:
Land	$73,197	$63,393
Buildings and improvements	2,313,693	2,123,377
	2,386,890	2,186,770
Less: accumulated depreciation	(304,692)	(242,245)
Net income producing property	2,082,198	1,944,525
Construction in progress and land held for development	204,961	320,611
Net real estate	2,287,159	2,265,136
Cash and cash equivalents	14,716	14,402
Restricted cash	—	174
Rents and other receivables	3,056	1,388
Deferred rent	143,686	126,862
Lease contracts above market value, net	10,530	11,352
Deferred costs, net	37,160	40,349
Prepaid expenses and other assets	32,092	31,708
Total assets	$2,528,399	$2,491,371
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of credit	$—	$20,000
Mortgage notes payable	140,900	144,800
Unsecured notes payable	550,000	550,000
Accounts payable and accrued liabilities	23,694	22,955
Construction costs payable	10,549	20,300
Accrued interest payable	14,270	2,528
Dividend and distribution payable	18,071	14,543
Lease contracts below market value, net	14,896	18,313
Prepaid rents and other liabilities	29,832	29,058
Total liabilities	802,212	822,497
Redeemable noncontrolling interests – operating partnership	475,513	461,739
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $.001 par value, 50,000,000 shares authorized:
Series A cumulative redeemable perpetual preferred stock, 7,400,000 issued and outstanding at September 30, 2012 and December 31, 2011	185,000	185,000
Series B cumulative redeemable perpetual preferred stock, 6,650,000 issued and outstanding at September 30, 2012 and 4,050,000 shares issued and outstanding at December 31, 2011	166,250	101,250
Common stock, $.001 par value, 250,000,000 shares authorized, 63,296,253 shares issued and outstanding at September 30, 2012 and 62,914,987 shares issued and outstanding at December 31, 2011	63	63
Additional paid in capital	899,361	927,902
Retained earnings (accumulated deficit)	—	(7,080)
Total stockholders’ equity	1,250,674	1,207,135
Total liabilities and stockholders’ equity	$2,528,399	$2,491,371

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Nine months ended September 30,
	2012	2011
Cash flow from operating activities
Net income	$45,130	$63,861
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	66,885	54,600
Straight line rent	(16,824)	(29,518)
Amortization of deferred financing costs	2,677	1,636
Amortization of lease contracts above and below market value	(2,595)	(1,900)
Compensation paid with Company common shares	5,333	4,433
Changes in operating assets and liabilities
Restricted cash	174	223
Rents and other receivables	(1,668)	954
Deferred costs	(898)	(1,672)
Prepaid expenses and other assets	(6,302)	(2,903)
Accounts payable and accrued liabilities	739	(1,728)
Accrued interest payable	11,742	11,403
Prepaid rents and other liabilities	(1,653)	3,697
Net cash provided by operating activities	102,740	103,086
Cash flow from investing activities
Investments in real estate – development	(82,754)	(312,056)
Land acquisition costs	—	(9,507)
Interest capitalized for real estate under development	(2,654)	(23,967)
Improvements to real estate	(3,333)	(3,147)
Additions to non-real estate property	(55)	(203)
Net cash used in investing activities	(88,796)	(348,880)
Cash flow from financing activities
Issuance of preferred stock, net of offering costs	62,685	97,450
Line of credit:
Proceeds	15,000	—
Repayments	(35,000)	—
Mortgage notes payable:
Repayments	(3,900)	(3,900)
Return of escrowed proceeds	—	1,104
Exercises of stock options	868	596
Payments of financing costs	(2,084)	(1,352)
Dividends and distributions:
Common shares	(24,616)	(21,833)
Preferred shares	(19,195)	(13,753)
Redeemable noncontrolling interests – operating partnership	(7,388)	(7,641)
Net cash (used in) provided by financing activities	(13,630)	50,671
Net increase (decrease) in cash and cash equivalents	314	(195,123)
Cash and cash equivalents, beginning	14,402	226,950
Cash and cash equivalents, ending	$14,716	$31,827
Supplemental information:
Cash paid for interest	$27,384	$29,670
Deferred financing costs capitalized for real estate under development	$161	$1,192
Construction costs payable capitalized for real estate under development	$10,549	$25,777
Redemption of operating partnership units	$5,700	$58,300
Adjustments to redeemable noncontrolling interests - operating partnership	$21,643	$(17,401)

DUPONT FABROS TECHNOLOGY, INC.

Operating Properties
As of September 30, 2012

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (3)	Critical Load MW (4)	% Leased(5)	% Commenced (5)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	10.4	100%	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	13.9	100%	100%
ACC4	Ashburn, VA	2007	347,000	172,000	36.4	100%	100%
ACC5	Ashburn, VA	2009-2010	360,000	176,000	36.4	100%	100%
ACC6 Phase I	Ashburn, VA	2011	131,000	65,000	13.0	100%	100%
CH1 Phase I	Elk Grove Village, IL	2008	285,000	122,000	18.2	98%	98%
VA3	Reston, VA	2003	256,000	147,000	13.0	56%	56%
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%	100%
Subtotal – stabilized			1,843,000	905,000	150.9	96%	96%
Completed not Stabilized
CH1 Phase II	Elk Grove Village, IL	2012	200,000	109,000	18.2	86%	71%
NJ1 Phase I	Piscataway, NJ	2010	180,000	88,000	18.2	36%	36%
SC1 Phase I	Santa Clara, CA	2011	180,000	88,000	18.2	44%	44%
Subtotal – non-stabilized			560,000	285,000	54.6	55%	50%
Total Operating Properties			2,403,000	1,190,000	205.5	85%	84%

(1)	Stabilized operating properties are either 85% or more leased and commenced or have been in service for 24 months or greater.

(2)
Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.

(3)
Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.

(4)
Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).

(5)
Percentage leased is expressed as a percentage of critical load that is subject to an executed lease. Percentage commenced is expressed as a percentage of critical load where the lease has commenced under generally accepted accounting principles. Leases executed as of September 30, 2012 (including one lease amendment executed October 2012) represent $229 million of base rent on a straight-line basis and $225 million on a cash basis over the next twelve months.

DUPONT FABROS TECHNOLOGY, INC.
Lease Expirations
As of September 30, 2012
The following table sets forth a summary schedule of lease expirations of the operating properties for each of the ten calendar years beginning with 2012. The information set forth in the table below assumes that tenants exercise no renewal options and takes into account tenants’ early termination options.

Year of Lease Expiration	Number of Leases Expiring (1)	Raised Square Feet Expiring (in thousands) (2)	% of Leased Raised Square Feet	Total kW of Expiring Leases (3)	% of Leased kW	% of Annualized Base Rent
2012	—	—	—%	—	—%	—%
2013 (4)	2	8	0.8%	1,567	0.9%	0.9%
2014	6	35	3.5%	6,287	3.6%	3.7%
2015	4	70	7.0%	13,812	7.9%	7.1%
2016 (5)	4	32	3.2%	4,686	2.7%	2.6%
2017 (5)	9	66	6.7%	11,470	6.6%	6.3%
2018 (5)	10	118	11.9%	24,511	14.0%	14.3%
2019	11	168	16.9%	31,035	17.7%	16.3%
2020	9	96	9.7%	15,196	8.7%	9.2%
2021	7	130	13.1%	21,669	12.4%	13.9%
After 2021 (5)	20	270	27.2%	44,597	25.5%	25.7%
Total	82	993	100%	174,830	100%	100%

(1)
Represents 33 tenants with 82 lease expiration dates, including two leases that have not yet commenced as of October 24, 2012 for one existing tenant. Top three tenants represent 47% of annualized base rent as of September 30, 2012 (including one lease amendment executed October 2012).

(2)
Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.

(3)	One MW is equal to 1,000 kW.

(4)
One lease has an option to terminate on six months notice and has a scheduled maturity on September 30, 2013 with no notice received as of today. Notice has been provided on the second lease and it will expire on December 31, 2013, representing 2,800 raised square feet, 430 kW of critical load and 0.2% of annualized base rent.

(5)
Reflects the fact that, in October 2012, the Company entered into a lease amendment with one tenant, which lease provided for scheduled lease expirations of 13,900 kW of critical load between 2016 and 2018, to extend the term of each lease expiration by 8.2 years. This lease represents 80,000 raised square feet and 8.0% of leased raised square feet as of September 30, 2012.

DUPONT FABROS TECHNOLOGY, INC.
Development Projects
As of September 30, 2012
($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	% Pre-leased
Current Development Projects
ACC6 Phase II	Ashburn, VA	131,000	65,000	13.0	$115,000	$88,243	67%

Future Development Projects/Phases
SC1 Phase II	Santa Clara, CA	180,000	88,000	18.2		61,653
NJ1 Phase II	Piscataway, NJ	180,000	88,000	18.2		39,212
		360,000	176,000	36.4		100,865
Land Held for Development
ACC7 Phase I /II	Ashburn, VA	360,000	176,000	36.4		10,191
ACC8	Ashburn, VA	100,000	50,000	10.4		3,670
SC2 Phase I/II	Santa Clara, CA	300,000	171,000	36.4		1,992
		760,000	397,000	83.2		15,853
Total		1,251,000	638,000	132.6		$204,961

(1)
Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.

(2)
Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.

(3)
Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).

(4)	Current development projects include land, capitalization for construction and development, capitalized interest and capitalized operating carrying costs, as applicable, upon completion.

(5)	Amount capitalized as of September 30, 2012. Future Phase II development projects include only land, shell, underground work and capitalized interest through Phase I opening.

DUPONT FABROS TECHNOLOGY, INC.
Debt Summary as of September 30, 2012
($ in thousands)

	Amounts	% of Total	Rates	Maturities (years)
Secured	$140,900	20%	3.2%	2.2
Unsecured	550,000	80%	8.5%	4.5
Total	$690,900	100%	7.4%	4.0
Fixed Rate Debt:
Unsecured Notes	$550,000	80%	8.5%	4.5
Fixed Rate Debt	550,000	80%	8.5%	4.5
Floating Rate Debt:
Unsecured Credit Facility	—	—	—%	3.5
ACC5 Term Loan	140,900	20%	3.2%	2.2
Floating Rate Debt	140,900	20%	3.2%	2.2
Total	$690,900	100%	7.4%	4.0

Note:	The Company capitalized interest and deferred financing cost amortization of $1.2 million and $2.8 million during the three and nine months ended September 30, 2012, respectively.

Debt Maturity as of September 30, 2012
($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates
2012	$—		$1,300		$1,300	0.2%	3.2%
2013	—		5,200		5,200	0.8%	3.2%
2014	—		134,400	(2)	134,400	19.5%	3.2%
2015	125,000	(1)	—		125,000	18.1%	8.5%
2016	125,000	(1)	—		125,000	18.1%	8.5%
2017	300,000	(1)	—		300,000	43.3%	8.5%
Total	$550,000		$140,900		$690,900	100%	7.4%

(1)	The Unsecured Notes have mandatory amortization payments due December 15 of each respective year.

(2)	Remaining principal payment due on December 2, 2014 with no extension option.

DUPONT FABROS TECHNOLOGY, INC.
Selected Unsecured Debt Metrics

	9/30/12	12/31/11
Interest Coverage Ratio (not less than 2.0)	3.9	3.5

Total Debt to Gross Asset Value (not to exceed 60%)	24.5%	26.3%

Secured Debt to Total Assets (not to exceed 40%)	5.0%	5.3%

Total Unsecured Assets to Unsecured Debt (not less than 150%)	345.0%	329.5%

These selected metrics relate to DuPont Fabros Technology, LP's outstanding unsecured debt. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of September 30, 2012
(in thousands except per share data)

Mortgage Notes Payable				$140,900
Unsecured Notes				550,000
Total Debt				690,900	22.2%
Common Shares	77%	63,296
Operating Partnership (“OP”) Units	23%	18,832
Total Shares and Units	100%	82,128
Common Share Price at September 30, 2012		$25.25
Common Share and OP Unit Capitalization			$2,073,732
Preferred Stock ($25 per share liquidation preference)			351,250
Total Equity				2,424,982	77.8%
Total Market Capitalization				$3,115,882	100.0%

DUPONT FABROS TECHNOLOGY, INC.
Common Share and OP Unit
Weighted Average Amounts Outstanding

	Q3 2012	Q3 2011	YTD Q3 2012	YTD Q3 2011
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares - basic	62,994,500	61,973,869	62,820,979	60,912,532
Shares issued from assumed conversion of:
- Restricted Shares	113,617	243,681	130,085	268,479
- Stock Options	773,546	765,924	776,067	806,523
- Performance Units	—	—	—	—
Total Common Shares - diluted	63,881,663	62,983,474	63,727,131	61,987,534

Weighted Average Amounts Outstanding for FFO and AFFO Purposes:

Common Shares - basic	62,994,500	61,973,869	62,820,979	60,912,532
OP Units - basic	18,832,188	19,491,238	18,903,532	20,445,682
Total Common Shares and OP Units	81,826,688	81,465,107	81,724,511	81,358,214
Shares and OP Units issued from
assumed conversion of:
- Restricted Shares	113,617	243,681	130,085	268,479
- Stock Options	773,546	765,924	776,067	806,523
- Performance Units	—	—	—	—
Total Common Shares and Units - diluted	82,713,851	82,474,712	82,630,663	82,433,216

Period Ending Amounts Outstanding:
Common Shares	63,296,253
OP Units	18,832,188
Total Common Shares and Units	82,128,441

DUPONT FABROS TECHNOLOGY, INC.
2012 Guidance as of October 24, 2012
The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q4 2012 per share	Expected 2012 per share
Net income per common share and unit - diluted	$0.11 to $0.15	$0.40 to $0.44
Depreciation and amortization, net	0.27	1.08

FFO per share - diluted (1)	$0.38 to $0.42	$1.48 to $1.52

2012 Debt Assumptions

Weighted average debt outstanding	$692.5 million
Weighted average interest rate	7.54%

Total interest costs	$52.2 million
Amortization of deferred financing costs	3.8 million
Interest expense capitalized	(4.3) million
Deferred financing costs amortization capitalized	(0.3) million
Total interest expense after capitalization	$51.4 million

2012 Other Guidance Assumptions

Total revenues	$330 to $335 million
Base rent (included in total revenues)	$223 to $225 million
Straight-line revenues (included in base rent)	$20 to $21 million
General and administrative expense	$18 million
Investments in real estate - development	$95 million
Improvements to real estate excluding development	$4 million
Preferred stock dividends	$27 million
Annualized common stock dividend	$0.60 per share
Weighted average common shares and OP units - diluted	83 million

(1)	For information regarding FFO, see “Reconciliations of Net Income to FFO and AFFO” on page 6 of this earnings release.